UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2010

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2010, McDonald’s Corporation, a Delaware corporation, (the “Company”) executed and filed a Certificate of Elimination of Series A Junior Participating Preferred Stock, without par value, (the “Junior Preferred Stock”) with the Secretary of State of Delaware (“Secretary of State”), thereby removing the Certificate of Designations of the Junior Preferred Stock from the Company’s Restated Certificate of Incorporation. The Certificate of Elimination became effective upon filing. The Junior Preferred Stock was created pursuant to the Company’s Rights Agreement entered into between the Company and The First National Bank of Chicago, as successor rights agent, on December 13, 1988, as amended (the “Rights Agreement”). The Rights Agreement expired in accordance with its terms on December 28, 1998 and was not renewed. No shares of the Junior Preferred Stock were issued or outstanding upon filing of the Certificate of Elimination. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Also on December 8, 2010, the Company filed with the Secretary of State of Delaware a Restated Certificate of Incorporation as adopted by the Board of Directors of the Company. The Restated Certificate of Incorporation, which was effective upon filing, does not further amend the Company’s Restated Certificate of Incorporation and only restates and integrates into a single instrument all prior amendments to the Company’s Restated Certificate of Incorporation. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and is incorporated into this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

  (d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination filed with the Secretary of State of Delaware on December 8, 2010.

3.2	Restated Certificate of Incorporation of McDonald’s Corporation filed with the Secretary of State of Delaware on December 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: December 10, 2010	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President - Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Elimination filed with the Secretary of State of Delaware on December 8, 2010.
3.2	Restated Certificate of Incorporation of McDonald’s Corporation filed with the Secretary of State of Delaware on December 8, 2010.